EXCHANGE AGREEMENT

                                  BY AND AMONG

                               CHISTE CORPORATION,

                                 HYDROGEN, LLC,

                        AND EACH MEMBER OF HYDROGEN, LLC


                            DATED AS OF MAY 13, 2005

                               EXCHANGE AGREEMENT

      THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of May 13, 2005, by and among Chiste Corporation, a Nevada corporation ("Chiste"), HydroGen, LLC, an Ohio limited liability company ("Company"), and each of the persons listed under the caption "Members" on the signature page hereof, together with each person becoming a Member prior to the closing of the transactions contemplated hereunder, whether though the purchase of Interests under the Private Placement as defined in Section 3.3(b) hereof or otherwise, each of whom shall execute a counterpart signature page of this Agreement or an accession agreement agreeing to be bound by the terms and conditions hereof, such persons being all of the members of the Company. The Members shall be referred to herein collectively as the "Members" and individually as the "Member".

                                    RECITALS

      A. The Members own all of the Interests (as defined in Section 1.1) of the Company.

      B. Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund") owns the majority of the outstanding shares of common stock of Chiste.

      C. Chiste desires to acquire all of the Interests from the Members in exchange for certain of Chiste's equity securities, and the Members desire to contribute all of the outstanding Interests to Chiste in exchange for certain equity securities of Chiste, on the terms and conditions hereinafter set forth.

      D. The parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                             EXCHANGE OF INTERESTS

      1.1 Exchange. At the Closing and subject to and upon the terms and conditions of this Agreement, the Members agree to contribute, transfer, assign and deliver to Chiste, and Chiste agrees to acquire from the Members, all of the outstanding membership interests of the Company ("Interests") owned by the Members as specifically set forth on Schedule 1.1 hereto. As of Closing, the Interests shall constitute all of the issued and outstanding Interests of the Company. The exchange of Interests contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the "Transaction" or the "Transactions".

      1.2 Closing. Unless this Agreement shall have been terminated pursuant to
Article IX hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Graubard Miller, 405 Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Exchange Consideration. In exchange for the Interests, Chiste shall issue to the Members such number of shares of Series B Convertible Preferred Stock, par value $0.001 per share, of Chiste as set forth on Schedule 1.1 ("Chiste's Preferred Shares"), which shall represent, together with the shares of Series B Convertible Preferred Stock to be purchased by certain registered investment companies managed by Security Management Company, LLC (collectively, "Security Funds") in connection with a proposed $7,000,000 investment in Chiste following the Closing ("Investment") and the options to acquire such number of Chiste's Common Stock to be issued to certain Members in substitution for certain options to acquire Interests in the Company as set forth on Schedule 1.1, 95.175% of the issued and outstanding shares of common stock of Chiste, on an as converted basis and fully diluted basis immediately following the Closing and the Investment.

      1.4 Allocation of Chiste's Preferred Shares. At the Closing, Chiste's Preferred Shares to be issued to the Members shall be issued to the respective Members in proportion to their respective ownership of the Interests immediately prior to Closing as described in Schedule 1.1 hereto.

      1.5 Delivery of Assignment of Interests. At Closing, the Company shall deliver to Chiste a certificate duly executed and authorized by each of its managers and/or managing members certifying to the ownership of the Interests by each Member as set forth on Schedule 1.1 hereof, and each Member shall deliver an assignment or other acceptable instrument of transfer of the Interests owned by such Member, duly executed by such Member with (i) all such other documents as may be required to vest in Chiste good and marketable title to the Interests free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all necessary transfer and any other required documentary stamps. The Company shall record the transfers of the Interests described in this Section 1.5 on its transfer books.

      1.6 Issuance of Certificates Representing Chiste's Preferred Shares. At Closing, Chiste shall issue Chiste's Preferred Shares to the Members as provided in Section 1.4 above. Chiste's Preferred Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Members without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing Chiste's Preferred Shares will contain the appropriate restrictive legends.

      1.7 Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a tax-deferred exchange of property governed by
Section 351 of the Code.

      1.8 Taking of Necessary Action; Further Action. 1.9 If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Chiste with full right, title and possession to the Interests, the Members will take all such lawful and necessary action.

      1.9 Transaction Deposit. Chiste and Company hereby acknowledge Company's prior payment to Chiste of a $50,000 deposit ("Deposit").

                                   ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF MEMBERS WITH RESPECT TO INTERESTS

      Each Member for himself only, and not with respect to any other Member, hereby severally represents and warrants to, and covenants with, Chiste with respect to such Member as follows:

      2.1 Ownership of Stock. Each Member is both the record and beneficial owner of the Interests set forth beside such Member's name on Schedule 1.1 hereto. Each Member is not the record or beneficial owner of any other Interests. The information set forth on Schedule 1.1 with respect to each Member is accurate and complete.

      2.2 Authority of Members. Each Member that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each such Member has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement), and (ii) carry out each such Member's obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Each Member that is a corporate or other entity has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which each such Member has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement) and to carry out each such Member's obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by each Member of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Member is a party or is bound or to which any of the properties or assets of such Member are subject, or any Legal Requirement (as defined herein) to which such Member is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Interests. This Agreement, and each Member's ancillary documents to be executed and delivered by such Member at the Closing, has been duly executed and delivered by such Member (and each ancillary document to be executed and delivered by such Member at or after the Closing will be duly executed and delivered by such Member), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Member will constitute, such Member's legal, valid and binding obligation, enforceable against such Member in accordance with its terms. For purposes of this Agreement, (x) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

      2.3 Title To Interests. Each Member has and shall transfer to Chiste at the Closing, good and marketable title to the Interests shown as owned of record by such Member on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens"). Each Member has not and will not, directly or indirectly, assign or otherwise transfer his right to receive all or any portion of any amount which may become payable pursuant to this Agreement or any ancillary document or any interest therein.

      2.4 Pre-emptive and Conversion Rights. At Closing, no Member has any pre-emptive rights or rights to acquire any Interests that have not been waived or exercised.

      2.5 Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to the Company by each Member (regardless of whether such amounts are due and payable) shall have been paid in full.

      2.6 Acquisition of Chiste's Preferred Shares for Investment.

            (a) Each Member is acquiring Chiste's Preferred Shares for investment for Member's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Member has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Member further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of Chiste's Preferred Shares.

            (b) Each Member understands that Chiste's Preferred Shares are not registered under the Securities Act, that the issuance of Chiste's Preferred Shares (and the underlying Conversion Shares) is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Chiste's reliance on such exemption is predicated on the Member's representations set forth herein. Each Member represents and warrants that: (i) he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Chiste and its securities.

            (c) Each Member acknowledges that neither the U.S. Securities Exchange Commission ("SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

            (d) Each Member acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Chiste and its securities. To the full satisfaction of each Member, he has been furnished all materials that he has requested relating to Chiste and the issuance of Chiste's Preferred Shares hereunder, and each Member has been afforded the opportunity to ask questions of Chiste's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Members. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Chiste set forth in this Agreement, on which each of the Members have relied in making an exchange of his Interests for Chiste's Preferred Shares.

            (e) Each Member understands that Chiste's Preferred Shares (and the underlying Conversion Shares) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering Chiste's Preferred Shares (and the underlying Conversion Shares) or any available exemption from registration under the Securities Act, Chiste's Preferred Shares (and the underlying Conversion Shares) may have to be held indefinitely. Each Member further acknowledges that Chiste's Preferred Shares (and the underlying Conversion Shares) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Chiste's compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act")).

                                   ARTICLE III

        REPRESENTATIONS AND WARRANTIES BY COMPANY WITH RESPECT TO COMPANY

      The Company, hereby represents and warrants to, and covenants with, Chiste and KRM Fund, as follows:

      3.1 Organization and Qualification.

            (a) Company is a limited liability company duly formed or organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Company to be conducted. To its knowledge, Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 11.2(b)) on Company. Complete and correct copies of the articles of formation or organization and operating agreement (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of Company, as amended and currently in effect, have been heretofore delivered to Chiste. Company is not in violation of any of the provisions of the Company's Charter Documents.

            (b) Company is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

            (c) The minute books or the equivalent of Company to the extent of their existence contain true and accurate records of meetings and true, complete and accurate records of consents in lieu of meetings of its managers and managing members (and any committees thereof), similar governing bodies and members ("Corporate Records"), since the time of Company's organization. Copies of such Corporate Records of Company have been heretofore delivered to Chiste.

            (d) The ownership records of Company' Interests are true, complete and accurate records of the ownership of the Interests as of the date of such records and contain all transfers of such Interests since the time of Company's organization ("Interests Record"). Copies of such Interests Records of Company have been heretofore delivered to Chiste.

      3.2 Subsidiaries. The Company has no subsidiaries.

      3.3 Capitalization.

            (a) At the close of business on the business day prior to the date hereof, Schedule 1.1 hereto contains all of the outstanding Interests of the Company including those Interests expected to be issued by the Company in connection with the Private Placement or otherwise prior to Closing. At Closing, the Company shall deliver to Chiste a current and updated Schedule 1.1 showing all Interests outstanding immediately prior to Closing (including all Interests issued in connection with the Private Placement), which Schedule 1.1 shall be substituted for and replace the Schedule 1.1 attached hereto as of the date of this Agreement with all references to Schedule 1.1 herein referring to the
Schedule 1.1 to be delivered at Closing. All Interests on Schedule 1.1 have been validly issued, fully paid and are nonassessable. Except as set forth in
Schedule 1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating the Company to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Interests, options, warrants and other securities of the Company have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in
Schedule 3.3 hereto, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any options or warrants as a result of the Transactions. Company has heretofore delivered to Chiste true, complete an accurate copies of all options, warrants and other securities of the Company including any and all documents and agreements relating thereto.

            (b) Except as set forth in Schedule 3.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.3 hereof and except for that private placement offering of Interests by the Company on a $5,000,000 minimum, $10,000,000 maximum basis, for a minimum of 40 units and a maximum of 80 units in the Company, with any conversions of the Company's outstanding debt into units in the offering not counting towards the minimum offering ("Private Placement"), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Interests, shares of capital stock, partnership interests or similar ownership interests of Company or obligating Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (c) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company is a party or by which Company is bound with respect to any Interests, equity securities, partnership interests or similar ownership interests of any class of the Company, and there are no agreements to which the Company is a party, or which the Company has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder..

      3.4 Authority Relative to this Agreement. Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its managers or managing members or other comparable governing body), and no other proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than prior to the Closing the approval of this Agreement and the Transaction by Members holding 80% of the outstanding Interests at the Closing. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company and the Members do not, and the performance of this Agreement by the Company and the Members shall not, (i) conflict with or violate the Company's Charter Documents,
(ii) to its knowledge, subject to obtaining the adoption of this Agreement and the Transaction by Members immediately prior to the Closing holding at least 80% of the outstanding Interests, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Material Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

            (b) The execution and delivery of this Agreement by Company and the Members do not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Closing, Chiste, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. To the knowledge of the Company, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company. To Company's knowledge, the businesses and activities of Company have not been and are not being conducted in violation of any Legal Requirements. Company is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 3.6, to the Company's knowledge no written notice of non-compliance with any Legal Requirements has been received by Company (and the Company has no knowledge of any material such notice delivered to any other Person). The Company is not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      3.7 Financial Statements.

            (a) Company has provided to Chiste a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of Company for all fiscal years ended prior to December 31, 2003 and 2004, each prepared in accordance with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Company will provide to Chiste prior to Closing a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Company for the three-month period ended March 31, 2005, complied as to form in all material respects with, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Company.

            (c) To Company's knowledge, the books of account and other financial records of Company have been maintained in accordance with good business practice.

      3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, Company has no liabilities individually in excess of $5,000 and in the aggregate in excess of $50,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheets of Company as of December 31, 2004 prepared in accordance with U.S. GAAP, which have been delivered to Chiste, and (ii) such liabilities arising in the ordinary course of Company's business since December 31, 2004, none of which would have a Material Adverse Effect on the Company.

      3.9 Absence of Certain Changes or Events. Except as set forth in Schedule
3.9 hereto or in the interim balance sheets of Company as of December 31, 2004, since December 31, 2003, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of Company's Interests, or any purchase, redemption or other acquisition by the Company of any of Company's Interests or any other securities of Company or any options, warrants, calls or rights to acquire any such Interests or other securities, (iii) any split, combination or reclassification of any of Company's capital, (iv) any granting by Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with respect to any Governmental Entity, (vi) any material change by Company in its accounting methods, principles or practices, (vii) any change in the auditors of Company, (viii) except for the Private Placement, any issuance of Interests or other securities of Company, or (ix) any revaluation by Company of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business.

      3.10 Litigation. Except as disclosed in Schedule 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of Company threatened against Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      3.11 Employee Benefit Plans.

            (a) To Company's knowledge, since January 1, 2003, all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is under common control with Company, with respect to which Company has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Company. Since January 1, 2003, no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or is continuing, or to the knowledge of Company is threatened, against or with respect to any such Plan. To Company's knowledge, there are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by any governmental agency with respect to any Plans. To Company's knowledge, all contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. To Company's knowledge, each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Chiste or Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

            (b) Except as disclosed on Schedule 3.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Member, manager, managing member, officer, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      3.12 Labor Matters. Except as disclosed in Schedule 3.12 hereto, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

      3.13 Restrictions on Business Activities. Except as disclosed on Schedule
3.13 hereto, to the Company's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Company.

      3.14 Title to Property.

            (a) All leases of real property held by Company and all personal property and other property and assets of Company (other than real property) owned, used or held for use in connection with the business of Company (the "Personal Property") obligating the Company to make annual payments in excess of $15,000 are shown or reflected on the interim balance sheets of Company prepared in accordance with U.S. GAAP or in Schedule 3.14. To its knowledge, Company owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of Company prepared in accordance with U.S. GAAP or in Schedule 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Company.

            (b) To Company's knowledge, all leases pursuant to which Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Company or, to Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Company.

      3.15 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. Except as set forth in Schedule 3.15 hereto, to Company's knowledge:

                  (i) Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. Company has paid all Taxes shown to be due on such Returns.

                  (ii) All Taxes that Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (iii) Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company, nor has Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of Company by any Tax authority is presently in progress, nor has Company been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

                  (vi) Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on Company's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company.

                  (vii) Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a tax-deferred exchange of property within the meaning of Section 351 of the Code.

      3.16 Environmental Matters. Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Company's knowledge: (i) Company has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Company were not contaminated with Hazardous Substances during the period of ownership or operation by Company; (iv) Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) Company has not received any notice, demand, letter, claim or request for information alleging that Company may be in violation of or liable under any Environmental Law; and (vii) Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

      3.17 Brokers; Third Party Expenses. Except in connection with the Private Placement, Company nor, to Company's knowledge, any Member has not incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed on
Schedule 3.17, no membership interests, ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of Company or Chiste are payable to any third party by Company or nay Member as a result of this Transaction.

      3.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following and all United States common law and statutory rights in, arising out of, or associated therewith: (i) United States patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) United States copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto; (iv) material domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any United States registrations and applications therefor; (vi) United States trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

            "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or licensed to, Company.

            "Registered Intellectual Property" means all Intellectual Property that is the subject of a United States application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

            "Company Registered Intellectual Property" means all of the United States Registered Intellectual Property owned by, or filed in the name of, Company.

            "Company Products" means all current versions of products or service offerings of Company.

            (a) Except as disclosed on Schedule 3.18, to the Company's knowledge, the Company Intellectual Property and Company Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Company.

            (b) Except as disclosed on Schedule 3.18 hereto, to the Company's knowledge, Company either owns and has good and title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or has one or more licenses sufficient for Company's use of Company Intellectual Property; and Company is the owner or licensee of all material registered Trademarks used in connection with the operation or conduct of the business of Company including the sale of any products or the provision of any services by Company.

            (c) The operation of the business of Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company (including Company Products) and (ii) Company's use of any product, device or process, to the Company's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      3.19 Agreements, Contracts and Commitments.

            (a) Schedule 3.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, permits, franchises, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Company is a party or by or to which any of the properties or assets of Company may be bound, subject or affected (including without limitation notes or other instruments payable to Company) and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to Company in excess of $50,000 in the aggregate or (II) under which or in respect of which Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Contract which otherwise is or may be material to the business, operations, assets or condition (financial or otherwise) of Company, and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Company, or any officer, director or 5% or more stockholder ("Insider") of Company;

                  (ii) any guaranty, direct or indirect, by Company or any Insider of Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Company;

                  (iv) any obligation to register any shares of the capital stock or other securities of Company with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by Company of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract to which any Insider of Company is a party.

            (b) Each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of Company have been heretofore delivered to Chiste.

            (c) Except as set forth in Schedule 3.19, neither Company nor to the Company's knowledge any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Company. Each Contract to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Company.

      3.20 Insurance. Schedule 3.20 sets forth the Company's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, directors, managers and managing members (collectively, the "Insurance Policies") of Company which Company reasonably believes are adequate in amount and scope for the business in which it is engaged.

      3.21 Governmental Actions/Filings. To the knowledge of Company, Company has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct by Company of its business (as presently conducted and as necessary for currently proposed business to be conducted) or used or held for use by Company, all of which are listed in Schedule 3.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Chiste. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 3.21 hereto, will not expire prior to December 31, 2005, and Company is in compliance with all of its obligations with respect thereto. To the knowledge of Company, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 3.21, to Company's knowledge no Governmental Action/Filing is necessary to be obtained, secured or made by Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      3.22 Interested Party Transactions. Except as set forth in the Schedule
3.22 hereto, no employee, officer, director, manager, managing member or Member of Company or a member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Company is affiliated or with whom Company has a contractual relationship, or any Person that competes with Company, except that each employee, officer, director, manager, managing member or member of Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Company. Except as set forth in Schedule 3.22, to the knowledge of the Company, no employee, officer, director, manager, managing member or member or any member of their immediate families is, directly or indirectly, interested in any material contract with Company (other than such contracts as relate to any such individual ownership of membership or interests in or other securities of Company).

      3.23 Board Approval. The board of managers of Company or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously approved, subject to the approval of Members owning not less than 80% of the outstanding Interests, this Agreement and the transactions contemplated hereby, and resolved to seek the Members' approval and adoption of this Agreement and approval of the Transaction as provided in Company's Charter Documents.

      3.24 Management. During the past five year period, to Company's knowledge, no current or former manager or managing member of Company has been the subject of:

            (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

            (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

            (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

                  (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                  (ii) Engaging in any type of business practice; or

                  (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

            (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

            (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

            (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

      3.25 Representations and Warranties Complete. The representations and warranties of Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by Company in respect of any other representation and warranty of Company.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CHISTE

      Chiste represents and warrants to, and covenants with, Company, as follows:

      4.1 Organization and Qualification.

            (a) Chiste is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Chiste to be conducted. To its knowledge, Chiste is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Chiste to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Chiste. Complete and correct copies of the Charter Documents of Chiste, as amended and currently in effect, have been heretofore delivered to Company. Chiste is not in violation of any of the provisions of the Chiste's Charter Documents.

            (b) Chiste is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Chiste.

      4.2 Subsidiaries. Except for ICON Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Chiste incorporated on September 20, 2004 ("ICON Sub"), which has been inactive since incorporation, Chiste has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and Chiste has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      4.3 Capitalization.

            (a) The authorized capital stock of Chiste consists of 65,000,000 shares of common stock, par value $0.001 per share ("Chiste Common Stock") and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,500,000 shares will be designated as Series B Convertible Preferred Stock pursuant to the Certificate of Designations of Series B Convertible Preferred Stock attached hereto as Exhibit A) ("Chiste Preferred Stock"). At the close of business on the business day prior to the date hereof, (i) 9,396,629 shares of Chiste Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Chiste Preferred Stock were issued and outstanding; (iii) no shares of Chiste Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties ("Company Stock Options"); (iv) 2,400,000 shares of Chiste Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Chiste Common Stock ("Chiste Warrants"); and (v) no shares of Chiste Common Stock were reserved for issuance upon the conversion of the Chiste Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All shares of Chiste Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Chiste Common Stock and all outstanding Chiste Warrants have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Chiste has heretofore been delivered to Company true, complete an accurate copies of the Chiste Warrants including any and all documents and agreements relating thereto. Prior to Closing, there will an aggregate of 1,500,000 shares of authorized but unissued shares of Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), which, subject to the approval of Chiste's stockholders which in any case shall be required to have occurred subsequent to the Closing ("Stockholder Approval"): (i) shall be convertible into 185.35215 shares of Common Stock for each share of Series B Preferred Stock, subject to adjust for the Reverse Split ("Conversion Shares"). Upon the issuance of the shares of the Series B Preferred Stock, and, subject to the Stockholder Approval, the Conversion Shares issuable upon conversion thereof, when issued, will be validly issued, fully paid and non-assessable. The term "Reverse Split" is defined in Section 6.17 hereof.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Chiste, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for this Agreement or as set forth in Schedule 4.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Chiste is a party or by which it is bound obligating Chiste to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Chiste or obligating Chiste to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Following the Closing, Chiste's board of directors as constituted following the Closing is expected to consider and to authorize and approve the Investment with Security Funds and the terms and conditions thereof and the execution of any agreements related to the Investment. Except as contemplated by this Agreement and except as set forth in Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Chiste is a party or by which it is bound with respect to any equity security of any class of Chiste.

      4.4 Authority Relative to this Agreement. Chiste has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Chiste has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Chiste's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Chiste of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Chiste (including the approval by its Board of Directors), and no other corporate proceedings on the part of Chiste are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the filing and acceptance of the Certificate of Designations for the Series B Preferred Stock. This Agreement has been duly and validly executed and delivered by Chiste and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Chiste, enforceable against Chiste in accordance with its terms, except as may be limited by: (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy, and (b) the Stockholder Approval. Upon the Stockholder Approval, which in any case shall be required to have occurred subsequent to the Closing, the Series B Preferred Stock will be convertible into duly authorized, validly issued, fully paid and nonassessable shares of Chiste's Common Stock.

      4.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Chiste and the execution and delivery of each ancillary document to be delivered by Chiste hereunder do not, and the performance of this Agreement and each such ancillary document by Chiste shall not: (i) conflict with or violate Chiste's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Chiste's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Chiste pursuant to, any Contracts, except, with respect to clauses
(ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Chiste.

            (b) Except for: (i) the filing of the Certificate of Designations for the Series B Preferred Stock ("Certificate of Designations") with the appropriate authorities and pursuant to the laws of the State of Nevada and (ii) the requirement to obtain the Stockholder Approval, which in any case shall be required to have occurred subsequent to the Closing, the execution and delivery of this Agreement by Chiste does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Chiste, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      4.6 Compliance. To Chiste's knowledge, Chiste has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Chiste. To Chiste's knowledge, the businesses and activities of Chiste have not been and are not being conducted in violation of any Legal Requirements. Chiste is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 4.6, to Chiste's knowledge, no written notice of non-compliance with any Legal Requirements has been received by Chiste.

      4.7 SEC Filings; Financial Statements.

            (a) Chiste has made available to Company a correct and complete copy, or there has been available on EDGAR copies, of each report, registration statement and definitive proxy statement filed by Chiste with the SEC for the 36 months prior to the date of this Agreement (the "Chiste SEC Reports"), which, to Chiste's knowledge, are all the forms, reports and documents required to be filed by Chiste with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to Chiste's knowledge, the Chiste SEC
Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Chiste SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Chiste makes no representation or warranty whatsoever concerning the Chiste SEC Reports as of any time other than the time they were filed.

            (b) To Chiste's knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in Chiste SEC Reports, including each Chiste SEC Report filed after the date hereof until the Closing, comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange
Act) and each fairly presents in all material respects the financial position of Chiste at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Chiste taken as a whole.

            (c) Chiste has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Chiste with the SEC pursuant to the Securities Act or the Exchange Act.

      4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8 hereto, Chiste has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Chiste, except (i) liabilities provided for in or otherwise disclosed in Chiste SEC Reports filed prior to the date hereof,
(ii) liabilities incurred since December 31, 2004 in the ordinary course of business, none of which would have a Material Adverse Effect on Chiste, and
(iii) those liabilities and obligations specifically set forth in Section 6.12.

      4.9 Absence of Certain Changes or Events. Except as set forth in Schedule
4.9 hereto or in Chiste SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2004, there has not been: (i) any Material Adverse Effect on Chiste, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Chiste's capital stock, or any purchase, redemption or other acquisition by Chiste of any of Chiste's capital stock or any other securities of Chiste or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the designation of the Series B Preferred Stock, any split, combination or reclassification of any of Chiste's capital stock, (iv) any granting by Chiste of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Chiste of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Chiste of any increase in severance or termination pay or any entry by Chiste into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Chiste of the nature contemplated hereby, (v) entry by Chiste into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Chiste with respect to any Governmental Entity, (vi) any material change by Chiste in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Chiste,
(vii) except for the issuance of 135,000 shares of Chiste's Common Stock to a financial consultant on April 5, 2005 in payment for services rendered, any issuance of capital stock of Chiste, or (viii) any revaluation by Chiste of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of Chiste other than in the ordinary course of business.

      4.10 Litigation. Except as set forth on Schedule 4.10 hereto or in Chiste SEC Reports, there are no claims, suits, actions or proceedings pending or to Chiste's knowledge, threatened against Chiste, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Chiste or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      4.11 Employee Benefit Plans. Except as disclosed on Schedule 4.11 hereto, Chiste does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Chiste, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

      4.12 Labor Matters. Chiste is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Chiste, nor does Chiste know of any activities or proceedings of any labor union to organize any such employees.

      4.13 Restrictions on Business Activities. To Chiste's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Chiste or to which Chiste is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Chiste, any acquisition of property by Chiste or the conduct of business by Chiste as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Chiste.

      4.14 Title to Property. Chiste does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Chiste has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      4.15 Taxes. Except as set forth in Schedule 4.15 hereto, to Chiste's knowledge:

            (a) Chiste has timely filed all Returns required to be filed by Chiste with any Tax authority prior to the date hereof, except such Returns which are not material to Chiste. All such Returns are true, correct and complete in all material respects. Chiste has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that Chiste is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) Chiste has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Chiste, nor has Chiste executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of Chiste by any Tax authority is presently in progress, nor has Chiste been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by Chiste has been proposed in writing, formally or informally, by any Tax authority to Chiste or any representative thereof.

            (f) Chiste has no liability for any material unpaid Taxes which have not been accrued for or reserved on Chiste's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Chiste in the ordinary course of business.

            (g) Chiste has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a tax-deferred exchange of property within the meaning of Section 351 of the Code.

      4.16 Environmental Matters. Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Chiste's knowledge: (i) Chiste has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Chiste (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Chiste were not contaminated with Hazardous Substances during the period of ownership or operation by Chiste; (iv) Chiste is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Chiste has not been associated with any release or threat of release of any Hazardous Substance; (vi) Chiste has not received any notice, demand, letter, claim or request for information alleging that Chiste may be in violation of or liable under any Environmental Law; and (vii) Chiste is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      4.17 Brokers. Except for Chiste's obligations under the Financial Advisory Agreement (as defined in Section 6.12), Chiste has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      4.18 Intellectual Property. Chiste does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property.

      4.19 Agreements, Contracts and Commitments.

            (a) Except for the Financial Advisory Agreement, any agreement with Computershare Trust Company ("Transfer Agent"), the agreement with Vero Management, LLC which will be terminated prior to Closing, or as set forth on
Schedule 4.19 or in Chiste SEC Reports, to Chiste's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Chiste is a party or by or to which any of the properties or assets of Chiste may be bound, subject or affected ("Chiste Contracts").

            (b) To Chiste's knowledge, each Chiste Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Chiste Contracts (or written summaries in the case of oral Chiste Contracts) and of all outstanding offers or proposals of Chiste have been heretofore delivered to Company.

            (c) Neither Chiste nor, to the knowledge of Chiste, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Chiste Contract, and no party to any Chiste Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Chiste. Each agreement, contract or commitment to which Chiste is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Chiste.

      4.20 Insurance. Chiste does not maintain any Insurance Policies.

      4.21 Governmental Actions/Filings. To its knowledge, Chiste has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Chiste of its businesses (as presently conducted) or used or held for use by Chiste, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Company. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 4.21 hereto, will not expire prior to December 31, 2005, and Chiste is in compliance with all of its obligations with respect thereto. To Chiste's knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 4.21, to Chiste's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Chiste to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      4.22 Interested Party Transactions. Except as set forth in the Schedule
4.22 hereto or in the Chiste's SEC Reports, no employee, officer, director or stockholder of Chiste or a member of his or her immediate family is indebted to Chiste, nor is Chiste indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Chiste, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.22, to Chiste's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Chiste is affiliated or with whom Chiste has a material contractual relationship, or any Person that competes with Chiste, except that each employee, stockholder, officer or director of Chiste and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Chiste. Except as set forth in
Schedule 4.22, to Chiste's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Chiste (other than such contracts as relate to any such individual ownership of capital stock or other securities of Chiste).

      4.23 Indebtedness; Chiste Assets. Except as set forth on Schedule 4.23, Chiste has no indebtedness for borrowed money. Immediately prior to the Closing, Chiste will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of Chiste with respect to the period prior to Closing which remain unpaid, which Chiste shall be responsible for payment following the Closing pursuant to Section 6.12 hereof ("Cash Reserve").

      4.24 Over-the-Counter Bulletin Board Quotation. Chiste Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Chiste's knowledge, threatened against Chiste by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Chiste Common Stock on the OTC BB.

      4.25 Exchange Act Compliance. The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of the Company's common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Chiste.

      4.26 Board Approval. The board of directors of Chiste (including any required committee or subgroup of the board of directors of Chiste) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby (except for the Investment, which shall be presented to Chiste's newly-constituted board of directors following Closing for consideration and approval).

      4.27 Private Placement Information. The written information with respect to Chiste that is included in the memorandum for the Private Placement, or any supplement thereto ("Memorandum"), to the extent the same has been approved by Chiste in advance, is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

      4.28 Representations and Warranties Complete. The representations and warranties of Chiste included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by Chiste in respect of any other representation and warranty of Chiste.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      5.1 Conduct of Business by Company and Chiste. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company and Chiste shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or set forth on the
Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of Company and Chiste shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer, manager or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of Company or Chiste, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall Company or Chiste license on an exclusive basis or sell any Intellectual Property of Company or Chiste, as applicable;

            (d) Except in respect of the Private Placement and the Investment, employment agreements in the ordinary course or otherwise scheduled or set forth in this Agreement, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, membership interests or ownership interests, or split, combine or reclassify any capital stock, membership interests or ownership interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, membership interests or ownership interests;

            (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, membership interests or ownership interests of Company and Chiste, as applicable, except repurchases of unvested shares, membership interests or ownership interests at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, membership interests, ownership interests or convertible or exchangeable securities (except relating to employment and similar agreements and the Private Placement and the proposed Investment);

            (g) Amend its Charter Documents (except with respect to Company to add provisions relating to "drag along rights", employment related issues and the sale of Interests in the Private Placement);

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Chiste or Company, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Incur any indebtedness for borrowed money in excess of $100,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Chiste or Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than purchase agreements relating to preparing for production, marketing and selling Company product and services;

            (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course;

            (l) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Company or of Chiste, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company is a party or of which Company is a beneficiary or to which Chiste is a party or of which Chiste is a beneficiary, as applicable;

            (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Contract of Company or Chiste, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period, other than in the ordinary course or otherwise provided in this Agreement and employment agreements which may be entered into by the Company;

            (p) Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" under Section 351 of the Code;

            (q) Settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary;

            (t) Permit the any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (t) above.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 Board of Directors of Chiste. At Closing, the current board of directors of Chiste shall deliver duly adopted resolutions to: (a) set the size of Chiste's board of directors to five (5) members effective as of the Closing; and (b) elect the following persons to Chiste's board of directors effective as of the Closing: (i) Joshua Tosteson and Leo Blomen, each of whom shall be management members of Chiste's board of directors ("Management Members"); (ii) one member designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on Chiste's audit and compensation committee, and otherwise acceptable to the Members ("Chiste Designated Member"); and (iii) two persons, each of whom shall have been selected by the Members and shall be independent directors ("Independent Members"); and (c) accepting the resignations of the current officers and directors of the Chiste effective as of the Closing ("Resolutions"). At Closing, the current officers and director of Chiste shall deliver their resignations, as appropriate, as officers and directors of Chiste to be effective upon the Closing (the "Resignations"). Prior to Closing, the Company shall deliver or cause to be delivered to Chiste completed and signed director and officer questionnaires ("Questionnaires") in the English language for each of the Management Members, Chiste Designated Member, Independent Members and each officer to be appointed by Chiste following Closing. The foregoing designations of the Management Members and Independent Members (and the officers to be appointed by Chiste following Closing) shall be subject to Chiste's receipt of the completed and signed Questionnaires and any third party investigation reports and background checks which Chiste believes reasonably necessary, which shall be acceptable to Chiste in its sole reasonable discretion ("D&O Information"), and such designated persons qualifications to serve in such officer and director capacities under applicable Legal Requirements. Chiste's board of directors shall at all times satisfy the applicable requirements for board composition and corporate governance under the Sarbanes-Oxley Act of 2002 (the "SOX Act"), the rules and regulations promulgated by the SEC and other governmental agencies, and the rules of the exchange on which Chiste's securities are, or are expected to be, listed or quoted.

      6.2 Undertaking by Company Accountant. On or before the Closing, the Company shall obtain, and deliver to Chiste, an undertaking from Goldstein Golub Kessler LLP ("Accountant"), in a form and substance satisfactory to Chiste, providing that: (i) the Accountant has agreed to an engagement with Chiste to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of Chiste and Company to comply with Chiste's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for Chiste and Company, as applicable, in any regulatory filing by Chiste prior to or following the Closing, and (v) consenting to the use of its name and the disclosure of its engagement by Chiste in the Change of Accountant Form 8-K (as defined in Section 6.3) ("Accountant Undertaking"). A signed copy of the engagement letter between Chiste and Accountant shall be attached to the Accountant Undertaking.

      6.3 Consent by Former Accountants; Change of Accountants. On or prior to the Closing, the Company shall obtain, and deliver to Chiste, the written consent from any former accountants of the Company, in a form and substance satisfactory to Chiste, to the use of their audited financial statements and accompanying reports for the Company to the extent that such financial statements and reports are required to be included in any regulatory filing by Chiste prior to or following the Closing ("Former Accountant Consents"). At Closing, Chiste shall prepare the Form 8-K announcing the change in Chiste's certifying accountants from Epstein, Weber & Conover, PLC ("Chiste's Accountant") to the Accountant effective as of the Closing ("Change of Accountant Form 8-K"), in a form acceptable to Chiste and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Chiste's Accountant shall have issued its resignation letter to Chiste resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("Resignation Letter").

      6.4 Filing of Form 10-K; Preparation of Audited Financial Statements. Prior to the Closing, Chiste shall prepare its financial statements for the year ended March 31, 2005 in conformity with U.S. GAAP and complete the audit thereof by Chiste's Accountant, and Chiste shall prepare and file with the SEC its annual report on Form 10-K for the year ended March 31, 2005 ("2005 Form 10-K").

      6.5 Other Actions.

            (a) At least ten (10) days prior to Closing, Chiste shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14f-1 Information Statement"), and Chiste shall file the 14f-1 Information Statement with the SEC and mail the same to each of Chiste's stockholders.

            (b) At least five (5) days prior to Closing, Company shall prepare the Form 8-K announcing the Closing, which shall include all information (financial or otherwise) that may from time to time be required by the SEC to be included on any report, statement or form to be filed with the SEC in connection with a reverse merger transaction with a public shell, the Company U.S. GAAP Financial Statements (as defined below), and the Company Pro Forma Financial Statements (defined below) ("Transaction Form 8-K"), which shall be in a form acceptable to Chiste and in a format acceptable for EDGAR filing. Prior to Closing, the Company shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release"). At the Closing, Chiste shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (c) At Closing, Company shall deliver to Chiste audited financial statements for Company for the last two fiscal years ended and unaudited financials statements for Company for the most recent interim period ended, which financials statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, and shall fairly present in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated ("Company U.S. GAAP Financial Statements").

            (d) The Company U.S. GAAP Financial Statements for the last two fiscal years shall have been audited by, and the interim financial statements have been reviewed by, the Accountant.

            (e) At Closing, Company shall deliver to Chiste pro forma financial statements for the Company and Chiste, on a consolidated basis, giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved ("Company Pro Forma Financial Statements"). The Company Pro Forma Financial Statements shall have been reviewed by the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

      Company and Chiste shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Company and Chiste shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any of Company's Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of Company and Chiste shall act reasonably and as promptly as practicable.

      6.6 Required Information. In connection with the preparation of the Transaction Form 8-K, 14f-1 Information Statement, and Press Release, and for such other reasonable purposes, Company and Chiste each shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and Members (including the directors and officers of Chiste to be elected effective as of the Closing pursuant to Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of Company and Chiste or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      6.7 Confidentiality; Access to Information.

            (a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

            (b) Access to Information.

                  (i) Company will afford Chiste and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Chiste may reasonably request. No information or knowledge obtained by Chiste in any investigation pursuant to this Section 6.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                  (ii) Chiste will afford Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Chiste during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Chiste, as Company may reasonably request. No information or knowledge obtained by Company in any investigation pursuant to this Section 6.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      6.8 No Solicitation. Other than with respect to the Transaction, each of Company and Chiste agrees that neither it nor any of its officers, directors, managers, or managing members shall, and that it shall direct and use its reasonable best efforts to cause its and its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of it, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Chiste Common Stock or Company's Interests (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of Company and Chiste further agrees that neither it nor of its officers, directors, managers, or managing members shall, and that it shall direct and use its reasonable best efforts to cause its agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Company and Chiste agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Company and Chiste agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.8.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Chiste, or their respective representatives from, prior to the time Chiste's stockholders have approved this Transaction (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Chiste's board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, Chiste's board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Chiste from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      6.9 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Chiste will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

      6.10 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Chiste and its board of directors and Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Chiste or Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) Company and Members shall give prompt notice to Chiste upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of Company or Members to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Chiste shall give prompt notice to Company and Members upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Chiste to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      6.11 Treatment as a Tax-Deferred Exchange. Neither Chiste nor Company nor Members shall take any action prior to or following the Transaction that could reasonably be expected to cause the Transaction to fail to qualify as a tax-deferred exchange of property under Section 351 of the Code.

      6.12 Absence of Material Liabilities. Immediately prior to Closing, Chiste shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement, in the form attached hereto as Exhibit B ("Financial Advisory Agreement"), (ii) any agreements with the Transfer Agent, (iii) the Chiste Contracts disclosed under Section 4.19 hereto, and (iv) accounts payable and accrued expenses of Chiste with respect to the period prior to Closing. Chiste will establish the Cash Reserve provided for in Section 4.23 in an amount equal to the monetary obligations of Chiste prior to Closing due to the Transfer Agent, pursuant to Chiste Contracts disclosed under Section 4.19 (other than the Financial Advisory Agreement) and in respect of all accounts payable and accrued expenses of Chiste (collectively, the "Pre-Closing Cash Obligations"). Upon Closing, to the extent not satisfied by Chiste prior to or at Closing, the Pre-Closing Cash Obligations will be paid solely from the Cash Reserve. Following the Closing, Company shall pay and satisfy Chiste's obligations under the Financial Advisory Agreement, agreements with the Transfer Agent, and Chiste Contracts (except to the extent of the Company Closing Payments, defined in Section 6.13, which shall be paid at Closing in accordance with Section 6.13).

      6.13 Cash Payments at Closing for Financial Advisory Agreement. At Closing, Company shall pay the reverse merger fees of $325,000 under the Financial Advisory Agreement less the amount of the Deposit made under Section
1.9 (such sum being referred to herein, as the "Company Closing Payment"). At Closing, the Deposit made under Section 1.9 shall be paid to Keating Securities, LLC ("Keating Securities") in partial payment of the reverse merger fees under the Financial Advisory Agreement ("Chiste Closing Payment").

      6.14 Business Records. At Closing, Chiste shall cause to be delivered to Company all records and documents relating to Chiste, which Chiste possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Chiste ("Business Records").

      6.15 Registration Statements; Registration Rights. During the one (1) year period following the Closing, each Member who is or becomes an officer, director, and employee of Chiste or any of its subsidiaries following Closing agrees not to include any Conversion Shares underlying, or issued upon conversion of, such Chiste's Preferred Shares received under this Agreement by each of them, or any other person which the SEC deems to be an underwriter or that would otherwise affect Chiste's ability to have declared an effective an at-market resale registration statement, in any registration statement filed by the Chiste. The provisions of this Section 6.15 shall be binding on all transferees of each such Member. Following Closing, Chiste agrees to include in any registration statement filed by Chiste any securities with respect to which registration rights have been granted under any registration rights agreements currently in existence between: (i) Chiste and any stockholder, or (ii) the Company and any Member which is assumed by Chiste in connection with this Agreement as set forth on Schedule 6.15 hereto. Company has granted to investors in the Private Placement the right to demand registration of the Conversion Shares underlying Chiste's Preferred Shares received by them in exchange for their Interests, which registration obligations shall be assumed by Chiste in connection with this Agreement.

      6.16 Treatment of Company Options. Prior to Closing, Company will obtain from all persons who have any right to acquire securities of the Company, including but not limited to, any rights pursuant to options, warrants, convertible equity or debt instruments, agreements and plans, modifications of such provisions terminating the rights to acquire securities of the Company and to the extent necessary or appropriate substituting therefore the right to acquire securities of Chiste in comparable amounts, on similar terms, as set forth on Schedule 1.1. Schedule 6.16 sets forth a summary of each agreement by which the holder has a right to acquire securities of the Company, including the number and character of the securities and a description of the payment or other obligation to be performed to obtain the securities of Company.

      6.17 Proxy Statement; Special Meeting. As soon as practicable following the Closing, Chiste shall prepare and file with the SEC a proxy statement and shall cause such proxy statement to be mailed to the holders of Chiste's securities entitled to vote at a meeting of stockholders in connection with a special meeting of stockholders for the purpose of obtaining the approval of the holders of Chiste's securities entitled to vote at a meeting of stockholders of each of the following actions (the "Actions"), such meeting having been called, noticed, convened, held or conducted by Chiste, and all proxies having been solicited by Chiste, in each case in compliance with applicable Legal Requirements ( the "Stockholders Meeting"):

            (a) To approve a 1 for 25 reverse stock split with special treatment for certain of Chiste's stockholders to preserve round lot stockholders ("Reverse Split"); and

            (b) To approve the change of the name of Chiste; and

            (c) All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (b) above.

      6.18 Equity Performance Plan. Chiste agrees during the period ended one year after Closing, it will not seek shareholder approval or register any equity performance or stock option plan in excess of 500,000 shares of Chiste's Common Stock on a post-Reverse Split basis.

                                   ARTICLE VII

                          CONDITIONS TO THE TRANSACTION

      7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or Chiste has material operations relating to the transactions contemplated hereby has expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained. The parties expressly acknowledge and agree that any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell will not be a reason for either party to terminate this Agreement or deemed a failure of any condition set forth herein; provided, however, that Company's failure to provide any enhanced disclosure required by SEC rulemaking in the Transaction Form 8-K on or before the Closing in accordance with Section 6.5(b) shall be a failure of the condition set forth in Section 7.1(i) and shall give Chiste reason to terminate this Agreement in accordance with Section 9.1(b).

            (b) Tax Opinion. Prior to the Closing, Company shall have received a written opinion from its tax counsel, in form and substance reasonably satisfactory to Company, to the effect that the Transaction will constitute a reorganization or tax-free exchange within the meaning of Section 351 of the Code and such opinions shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            (c) Debt Holder Consents. The lenders under any Company credit facilities, secured loans, mortgages and other indebtedness for borrowed money shall have consented in writing to the Transaction (to the extent such consent is required as a result of the transactions contemplated hereunder) and have agreed to continue the existing financing agreements on the same or more favorable terms and conditions as in existence on the date hereof or have converted their credit arrangements, as of the Closing, into Interests which shall be exchanged for Chiste's Preferred Shares.

            (d) Required Approvals. This Agreement and the Transaction have been duly approved and adopted, by the requisite vote of the Members under the laws of the State of Ohio and the Company Charter Documents, and by the requisite actions of the Board of Directors of Chiste under the laws of the State of Nevada and the Chiste Charter Documents.

            (e) Certificate of Designations. Prior to Closing, the Board of Director of Chiste shall have adopted, and Chiste shall have filed with and have accepted by the Secretary of State of the State of Nevada, the Certificate of Designations attached hereto as Exhibit A.

            (f) Information Statements. At least ten (10) days prior to Closing, Chiste shall have filed the 14f-1 Information Statement with the SEC, and Chiste shall have mailed the 14f-1 Information Statement to each of the stockholders of Chiste, and Chiste shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

            (g) Private Placement. Company shall have received signed subscriptions to purchase Interests in the Company under the Private Placement, which subscriptions shall represent gross proceeds of not less than $5,000,000 (excluding any conversion of the Company's outstanding debt), with such gross proceeds having been fully funded into an escrow account established for the Private Placement the release of which to Company is conditioned only upon the Closing and the closing of the Investment. The funds under the Private Placement shall have been raised on a pre-money valuation not less than $15,000,000. Each investor under the Private Placement shall have executed this Agreement or a counterpart hereof (or an accession agreement agreeing to be bound by the terms hereof in a form acceptable to Chiste) under which the investor agrees to exchange the Interests received by such investor for Chiste's Preferred Shares on the same terms and conditions as each other Member.

            (h) Agreement of All Members. All Members owning any Interests in the Company prior to or at Closing shall have executed this Agreement, a counterpart signature hereof, or an accession agreement under which such Member agrees to be bound by the terms of this Agreement, pursuant to which such Member agrees to exchange his Interest in the Company for Chiste's Preferred Shares on the same terms and conditions as each other Member and to otherwise to be bound by the terms and conditions hereof applicable to Members.

            (i) Transaction Form 8-K. Chiste shall have filed the Transaction Form 8-K with the SEC at Closing.

            (j) Derivative Modification Agreement. Company shall have obtained modification agreements to all options, warrants, and other agreements eliminating any and all rights to acquire securities of the Company set forth on
Schedule 6.16.

            (k) Agreements Terminating Pre-Emptive Rights. Company shall have obtained agreements terminating all pre-emptive rights to acquire securities of Company.

            (l) Vero Termination Agreement. Chiste shall have terminated its agreement with Vero Management, LLC, effective at Closing.

            (m) Voting Agreements. Chiste stockholders of all classes of securities entitled to vote who hold at least a majority of the voting power of Chiste's stockholders immediately after the Closing (but after giving effect to the proposed Investment) shall have executed and delivered such voting agreements as are acceptable to Chiste and the Company which will provide, among other things, that such stockholders vote their shares of Chiste's voting securities in favor of the Actions and to elect the Chiste Designated Director to Chiste's board of directors for the one (1) year period following Closing.

            (n) Blue Sky Laws. Chiste's Preferred Shares to be issued under this Agreement are exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Chiste and Company and their respective counsels.

            (o) Company's Management Waiver. Joshua Tosteson, Leo Blomen, Andrew Thomas, David Brewster, Gregory Morris, Scott Schecter and Brian Bailys (collectively, "Company Management") shall have delivered to Chiste a written instrument waiving the right to receive any liquidation preference under Chiste's Preferred Shares received by them under this Agreement or any Chiste Preferred Shares directly or indirectly owned or controlled by them or any of their respective transferees.

      7.2 Additional Conditions to Obligations of Members and Company. The obligations of Company and Members to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by the Company:

            (a) Representations and Warranties. Each representation and warranty of Chiste contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. Company and Members shall have received a certificate with respect to the foregoing signed on behalf of Chiste by an authorized officer of Chiste ("Chiste Closing Certificate").

            (b) Agreements and Covenants. Chiste shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Chiste) does not, or will not, constitute a Material Adverse Effect with respect to Chiste taken as a whole, and the Company and Members have received Chiste Closing Certificate to such effect.

            (c) Director and Officer Resignations and Appointments. Chiste shall have delivered to Company the Resignations and Resolutions in a form satisfactory to Company, effective as of the Closing. Chiste shall also have delivered to Company evidence satisfactory to Company of the appointment of new directors of Chiste in accordance with Section 6.1 hereof.

            (d) Consents. Chiste shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Chiste taken as a whole.

            (e) Material Adverse Effect. No Material Adverse Effect with respect to Chiste shall have occurred since the date of this Agreement.

            (f) No Financial Obligations. Immediately prior to the Closing, Chiste shall have no material liabilities or obligations, other than as set forth in Section 6.12 hereof.

            (g) SEC Compliance; OTC BB Quotation. Immediately prior to Closing, Chiste shall be in compliance with the reporting requirements under the Exchange Act and shall be quoted on the OTC BB.

            (h) Business Records; Resignation Letter. Chiste shall have delivered to Company the Business Records and the Resignation Letter from the Chiste's Accountants.

            (i) Stockholder Voting Agreement. KRM Fund shall have delivered a voting agreement agreeing to vote its shares of Chiste against any merger, consolidation, sale of assets, recapitalization or other business combination involving Chiste (other than the transactions contemplated herein).

            (j) Legal Opinion. Chiste's counsel shall have delivered a legal opinion that the transactions contemplated under this Agreement have been duly authorized and approved by all necessary corporate action.

            (k) Other Deliveries. At Closing, Chiste shall have delivered to Company and/or Members: (i) certificates representing Chiste's Preferred Shares to Members as set forth in Schedule 1.1 hereof and in accordance with Section 1.6, (ii) copies of resolutions and actions taken by Chiste's board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by Company and its counsel in order to consummate the transactions contemplated hereunder.

      7.3 Additional Conditions to the Obligations of Chiste. The obligations of Chiste to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Chiste:

            (a) Representations and Warranties. Each representation and warranty of Company and Members contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Chiste shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company and by each Member with respect to the foregoing ("Closing Certificate")

            (b) Agreements and Covenants. Company and Members shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company or Members) does not, or will not, constitute a Material Adverse Effect on Company, and Chiste shall have received the Closing Certificate to such effect.

            (c) Consents. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement.

            (e) Company Financial Statements. Company shall have delivered to Chiste the Company U.S. GAAP Financial Statements and the Company Pro Forma Financial Statements as required by Section 6.5 hereof, which financial statements shall be acceptable to Chiste and shall be included in the Transaction 8-K to be filed at Closing.

            (f) Accountant Undertaking; Prior Accountant Consents. Company shall have delivered to Chiste in a timely manner the Accountant Undertaking and the Former Accountant Consents, in a form satisfactory to Chiste.

            (g) Employment Agreements. Each Management Member shall have executed and delivered employment agreements with the Company, which agreements shall be in full force and effect as of the Closing Date.

            (h) Closing Payments. Company shall have made the Company Closing Payment required by Section 6.13, and the Chiste shall have made the Chiste Closing Payment required by Section 6.13 hereof.

            (i) D&O Information. Chiste shall have delivered the Questionnaires in a timely manner, and the D&O Information shall be acceptable to Chiste.

            (j) Change of Accountant Form 8-K; Press Release. Company shall have delivered the Change of Accountant Form 8-K and Press Release to Chiste, each in a form acceptable to Chiste.

            (k) Financial Advisory Agreement. The Financial Advisory Agreement between Chiste and Keating Securities, LLC, in the form of Exhibit B hereto, has been duly authorized and approved by Chiste's board of directors.

            (l) Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to Company by each Member or their affiliates (regardless of whether such amounts are due and payable) shall have been paid in full.

            (m) Legal Opinion. Company's counsel shall have delivered a legal opinion that the transactions contemplated under this Agreement have been duly authorized and approved by all necessary corporate action by the Company and its Members.

            (n) Other Deliveries. At Closing, Company and/or Members shall have delivered to Chiste: (i) certificates representing the Interests owned by Members, together with an assignment, in accordance with Section 1.5, (ii) copies of resolutions and actions taken Company's board of managers or comparable governing body in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by Chiste and its counsel in order to consummate the transactions contemplated hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

      8.1 Survival. Except as specifically set forth in Articles II and VIII hereof and in Sections 6.15, 6.17, 6.18, 9.6 and 10.1 hereof, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.

      8.2 Member Indemnification Obligation with Respect to Member Representations. Each Member, for himself only, and not with respect to any other Member, hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Chiste (from and after the Closing), and its respective directors, officers, shareholders, members, managers, employees and agents (collectively, the "Chiste Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Chiste Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty contained in Article II of this Agreement, or any statement, agreement or covenant made by such Member in or pursuant to this Agreement, any Exhibit or Schedule hereto or thereto, or any certificate or document delivered by such Member, as Member, at the Closing, or
(2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Chiste Indemnified Party by or on behalf of any Person who, at any time prior to the Closing, had (or purports to have had) any interest in the Interests held by such Member, and
(ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Chiste Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Chiste Indemnified Parties in enforcing their rights pursuant to this Section 8.2) (collectively, the "Damages" for purposes of this Section 8.2).

      A Chiste Indemnified Party may apply all demands or claims for indemnification under this Section 8.2 against any payment to be made by or on behalf of such Chiste Indemnified Party or any of its affiliates to or for the account of such Member by means of set-off, reduction or otherwise. No Chiste Indemnified Party shall be required to make any claim or demand against Company or any other Person prior to the making of any claim or demand for indemnification or at any other time. The rights of the Chiste Indemnified Parties under this Section 8.2 are in addition to such other rights and remedies which they may have under this Agreement or otherwise. The amount of any and all Damages suffered by Chiste Indemnified Parties under this Section 8.2 shall be recovered, and all claims of Chiste Indemnified Parties pursuant to this Section
8.2 shall be brought, by Chiste on behalf of such Chiste Indemnified Parties.

      Notwithstanding any other provision of this Agreement, except for any Misrepresentation Claim (as defined in this Section 8.2) with respect to which such Member has Knowledge (as defined in this Section 8.2), no demand or claim for indemnification under this Section 8.2 may be made after 11:59 p.m. U.S. Eastern Time on the date one (1) year following the Closing Date. No demand or claim for indemnification under this Section 8.2 for any Misrepresentation Claim may be made after 11:59 p.m. U.S. Eastern Time on the second anniversary of the Closing Date if such Member had Knowledge (as hereinafter defined) with respect to such Misrepresentation Claim.

      For purposes of this Agreement, (1) the term "Misrepresentation Claim" means a claim or demand for indemnification based upon, resulting from or arising out of any material breach or inaccuracy of a warranty or representation and such material breach or inaccuracy was the direct and primary cause of the Damages for which indemnification is sought; and (2) the term "Knowledge" means in respect of any Misrepresentation Claim, as of the Closing Date or at any time prior thereto, (a) actual knowledge of the material breach or inaccuracy upon which such Misrepresentation Claim is based, or (b) actual knowledge of facts which would cause a reasonable person, having knowledge and a full understanding of the terms of this Agreement, to be aware of or recognize the material breach or inaccuracy upon which the Misrepresentation Claim is based.

      8.3 Procedure for Indemnification Claims.

            (a) The persons seeking indemnity under this Article VIII are referred to collectively herein as "Indemnified Parties", and the Persons from whom indemnification is sought pursuant to this Article VIII are referred to herein as "Indemnifying Parties".

            (b) If at any time an Indemnified Party determines to assert a right to indemnification hereunder, the Indemnified Party shall give to the Indemnifying Party written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of an Indemnified Party to give notice of any matter to the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to any Indemnified Party.

            (c) Within 15 days after receipt of the notice referred to in clause
(b) above, the Indemnifying Party from whom indemnification is sought shall (i) if true, acknowledge in writing his responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Indemnified Party to resolve any such matter that involves anyone not a party hereto or (ii) give written notice to the Indemnified Party of his intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. Failure to respond to a notice claiming indemnification shall be deemed a denial of responsibility therefore.

            (d) In the event that the Indemnified Party is required to expend any amount in enforcing its rights of indemnification hereunder, the Indemnifying Parties will, jointly and severally, promptly upon request, pay such amounts to the Indemnified Party if indemnification is required to be made hereunder.

            (e) Each Indemnifying Party shall have the right to employ separate counsel in any action or claim which is brought against any Indemnified Party in respect of which indemnity may be sought from it, and to participate in the defense of such action or claim, if such Indemnifying Party confirms in writing its responsibility for such action or claim; provided, however, that (i) the Indemnified Party or Parties shall retain control of such action or claim and
(ii) the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party.

                                   ARTICLE IX

                  TERMINATION; AMENDMENT AND WAIVER; RESCISSION

      9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of Chiste and Company;

            (b) by either Chiste or Company if the Transaction shall not have been consummated by June 15, 2005 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Chiste or Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Chiste set forth in this Agreement, or if any representation or warranty of Chiste shall have become materially untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Chiste's representations and warranties or breach by Chiste is curable by Chiste prior to the Closing Date, then the Company may not terminate this Agreement under this Section 9.1(d) for thirty
(30) days after delivery of written notice from Company to Chiste of such breach, provided Chiste continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Chiste is cured during such thirty (30)-day period);

            (e) by Chiste, upon a material breach of any representation, warranty, covenant or agreement on the part of Company or Members set forth in this Agreement, or if any representation or warranty of Company or Members shall have become materially untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's or Members' representations and warranties or breach by Company or Members is curable by Company or Members prior to the Closing Date, then Chiste may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Chiste to Company and Members of such breach, provided Company and Members continues to exercise commercially reasonable efforts to cure such breach (it being understood that Chiste may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by Company or Members is cured during such thirty (30)-day period): or

            (f) by Chiste, if the Company is unable to obtain the signature of each Member to this Agreement, a counterpart signature page hereof, or an accession agreement agreeing to be bound by the terms hereof on or before May 30, 2005.

      9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except
(i) as set forth in this Section 9.2, Section 9.3 and Article XI (General Provisions), each of which shall survive the termination of this Agreement, (ii) if this Agreement is terminated by Chiste under Sections 9.1(e) or 9.1(f), the Deposit made pursuant to Section 1.9 shall be retained by Chiste as liquidated damages and (iii) if this Agreement is terminated by Company under Section 9.1(d), the Deposit made pursuant to Section 1.9 shall be returned by Chiste to Company.

      9.3 Fees and Expenses. Except as provided in Sections 6.12 and 6.13 and
Section 9.2 in respect of the Deposit, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, the Company shall be responsible for any and costs and expenses incurred in connection with the preparation and filing of the Transaction Form 8-K (including the Company Financial Statements and Pro Forma Financial Statements contained therein).

      9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Chiste, Company and Members; provided, however, each Member hereby irrevocably appoints Joshua Tosteson and Andrew Thomas, and each of them, as their attorney-in-fact and authorizes and empowers each of them to act for and on behalf of such Member (each with full power of substitution in the premises) in connection with any amendment or proposed amendment to this Agreement, such appointment being irrevocable and coupled with an interest.

      9.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

      9.6 Rescission. Notwithstanding anything contained in this Agreement, Graubard Miller shall hold, following the Closing, the certificates of Chiste's Preferred Shares to be delivered to the Members hereunder, and the certificates representing the Interests owned by Members, together with assignments thereof, until Chiste has provided written notice to Graubard Miller of the closing of the Investment. In the event the Investment fails to close for whatever reason within three business (3) days following the Closing (or such later time as mutually agreed to by the Company, Chiste and KRM Fund, but not more than ten
(10) business days following the Closing, the parties hereto agree that this Agreement and the Voting Agreement are hereby rescinded and the transactions hereunder shall be voided ab initio (the "Rescission"). In the event of the Rescission, (i) Graubard Miller shall promptly deliver to Chiste the certificates representing Chiste's Preferred Shares (subject to adjustment for any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares occurring after the Closing with respect to such Chiste Preferred Shares); (ii) Graubard Miller shall promptly deliver to each Member the certificates representing the Interests owned by each Member prior to Closing, together with assignments thereof; and (iii) Graubard Miller shall deliver the signed resignations of all of the then current officers and directors of Chiste together with a written consent action of all of the then current directors appointing Kevin R. Keating as the sole director of Chiste.

      Notwithstanding anything contained herein to the contrary, in the event this Agreement and the Voting Agreement are rescinded and the transactions consummated hereunder voided ab initio, the Company and each Member who held a position as officer or director of Chiste following Closing, jointly and severally, agree to indemnify and hold harmless, Chiste against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against Chiste or any of its assets, based upon, resulting from or arising out of, the management, operation and ownership of Chiste from and after the Closing and through and including the effective date of the Rescission, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by Chiste in connection with the foregoing (including, without limitation, any cost or expense incurred by Chiste in enforcing its rights pursuant to this
Section 9.6). The parties hereto agree that the provisions of this Section 9.6 shall survive the Closing.

                                    ARTICLE X

                             POST-CLOSING COVENANTS

      10.1 Company acknowledges that the agreements contained in this Section
10.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Chiste would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Chiste or Company to satisfy, perform and comply with the covenants set forth in this Section 10.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on Chiste and the investment of KRM Fund in Chiste. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Chiste agrees to satisfy, perform and comply with, and Company agrees to cause Chiste to satisfy, perform, and comply with, the following agreements and covenants:

            (a) Respond in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K or any amendment thereto.

            (b) Comply with the terms and conditions of the Voting Agreement and Financial Advisory Agreement.

            (c) Hold meetings of Chiste's board of directors at least once each fiscal quarter; and schedule regular meetings for the audit and compensation committee, with advance notice to all directors, and insure that such committee meetings are properly held as scheduled.

            (d) File within the statutory time limits any required filings or notifications with the SEC, NASDAQ, NASD and any other federal, state, foreign government or regulatory agency including any agency or organization with jurisdiction over any exchange on which the Chiste's securities are listed or quoted.

            (e) Engage certified public accountants that are at all times registered with PCAOB and, in the event Chiste's certified public accountants resign or are terminated for any reason, Chiste shall promptly engage a new certified public accountant registered with PCAOB.

            (f) Add independent directors, create audit, compensation and other committees, and comply with the provisions of the Sarbanes-Oxley Act of 2002, and take such other actions as required by applicable laws and regulations regarding corporate governance.

            (g) Adopt proper disclosure, insider trading and code of ethics policies to the extent required by law or applicable regulation.

            (h) Pay, when due, all transfer agent fees, listing fees and any other fees the non-payment of which may adversely effect compliance with applicable laws and regulations (including securities laws and regulations) or the listing or quotation of Chiste's securities.

            (i) File all tax returns of any kind in a timely manner, and pay, when due, all tax obligations of any kind or nature.

      10.2 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article X shall survive (and not be affected in any respect by) the Closing.

                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a) if to Chiste, to:

            Chiste Corporation
            936 Beachland Boulevard, Suite 13
            Vero Beach, FL USA 32963
            Attn: Kevin R. Keating, President
            (772) 231-7544 telephone
            (772) 231-5947 telecopy

            (b) if to Company or Members, to:

            HydroGen, LLC
            Attention: Joshua Tosteson
            1801 Route 51 South
            Jefferson Hills, PA 15025
            _________________ telephone
            _________________ fax

            with a copy to:

            Graubard Miller
            405 Lexington Avenue
            New York, New York 10174-1901
            Attn:  Andrew D. Hudders, Esq.
            (212) 818-8614 telephone
            (212) 818-8881 telecopy

      11.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. References to the Company shall be deemed to include the Company and all of its direct or indirect Subsidiaries.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which Company or Chiste operates, or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell).

            (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that Sections 10.b. and 10.c. of the Letter of Intent shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). KRM Fund is a third-party beneficiary of the certain provisions contained herein to which KRM Fund derives a benefit and, with respect to such provisions, KRM Fund has the right to enforce them as if it were a signatory to this Agreement.

      11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


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

      11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      11.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in New York, New York USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York, New York USA. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

               [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                 CHISTE CORPORATION


                                 By: /s/ Kevin R. Keating
                                    --------------------------------------------
                                    Kevin R. Keating, President


                                 HYDROGEN, LLC


                                 By: /s/ Joshua Tosteson
                                    --------------------------------------------
                                    Joshua Tosteson, President/Managing Member


MEMBERS:                                         MEMBERS:

FuelCell Holdings, LLC                           HMR, LP


By: /s/ Saul Siegel                              By: /s/ James Marquez
    ---------------                                  -----------------

Title: Manager                                   Title: General Partner


/s/ Joshua Tosteson                              /s/ Leo Blomen
-------------------                              --------------
Joshua Tosteson                                  Leo Blomen


/s/ Andrew Thomas                                /s/ David Brewster
-----------------                                ------------------
Andrew Thomas                                    David Brewster


/s/ Gregory Morris                               /s/ Scott Schecter
------------------                               ------------------
Gregory Morris                                   Scott Schecter


/s/ Brian Bailys
----------------
Brian Bailys

                COUNTERPART SIGNATURE PAGE TO EXCHANGE AGREEMENT
                                   FOR MEMBERS

      THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of May 13, 2005, by and among Chiste Corporation, a Nevada corporation ("Chiste"), HydroGen, LLC, an Ohio limited liability company ("Company"), and each of the persons listed under the caption "Members" on the signature page hereof, together with each person becoming a Member prior to the closing of the transactions contemplated hereunder, whether though the purchase of Interests under the Private Placement as defined in Section 3.3(b) hereof or otherwise, each of whom shall execute a counterpart signature page of this Agreement or an accession agreement agreeing to be bound by the terms and conditions hereof, such persons being all of the members of the Company.

      IN WITNESS WHEREOF, the undersigned, being a Member of the Company has executed this Agreement on and effective for all purposes as of the date first written above.


                                            MEMBER:


                                            ___________________________

Index of Exhibits and Schedules

Exhibits
--------

Exhibit A - Certificate of Designations of Series B Preferred Stock

Exhibit B - Financial Advisory Agreement


Schedules
---------

Schedule 1.1 - Company Members and Interests Ownership

Company Disclosure Schedules

Chiste Disclosure Schedules


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